UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 18, 2014

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 18, 2014, Rogers Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Handy & Harman Group, Ltd. (“H&H Group”) and its subsidiary Bairnco Corporation pursuant to which the Company will acquire Arlon LLC and its subsidiaries, other than Arlon India (Pvt) Limited, and assume certain liabilities related to the acquired business for $157 million. The transaction is expected to close in the first half of 2015.  The Company expects to fund the purchase price from cash on hand and borrowings under its existing credit facility.

The transaction purchase price is subject to a customary working capital adjustment, as well as adjustments for cash and indebtedness of the acquired companies as of the closing date and certain transaction expenses. The Purchase Agreement contains customary representations, warranties and covenants, and the Company and H&H Group have each agreed to indemnify the other for breaches of representations, warranties, covenants and for other specified matters.

The transaction is subject to the expiration or termination of mandatory U.S. and other applicable regulatory antitrust waiting periods or approval of relevant antitrust authorities and the satisfaction of other customary closing conditions.  The Purchase Agreement may be terminated by the Company or H&H under certain specified circumstances, including by the Company if all required antitrust clearances are not obtained within a specified period not exceeding seven months after the signing date.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated by reference.

Item 7.01    Regulation FD Disclosure.

On December 19, 2014, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of the press release is furnished with this current report as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated as of December 18, 2014, by and among Handy & Harman Group, Ltd., Bairnco Corporation and Rogers Corporation.

99.1	Press Release dated December 19, 2014.

*  The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

By:	/s/ David Mathieson

Name:	David Mathieson
Title:	Vice President, Finance and
Chief Financial Officer

Date:  December 22, 2014

Exhibit Index

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated as of December 18, 2014, by and among Handy & Harman Group, Ltd., Bairnco Corporation and Rogers Corporation.

99.1	Press Release dated December 19, 2014.

* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.